Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of FirstMerit Corporation and subsidiaries (“FirstMerit”) of our reports dated February 23, 2015, with respect to the consolidated financial statements of FirstMerit and the effectiveness of internal control over financial reporting of FirstMerit, included in this Annual Report (Form 10-K) for the year ended December 31, 2014:

Form S-8 No. 33-57557
Form S-8 No. 33-63101
Form S-8 No. 333-72287
Form S-8 No. 333-78953
Form S-8 No. 333-120446
Form S-8 No. 333-138624
Form S-8 No. 333-156217
Form S-8 No. 333-173628
Form S-8 No. 333-175894
Form S-3 No. 333-185132
Form S-8 No. 333-189519

/s/ Ernst & Young LLP

Akron, Ohio
February 23, 2015